UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 28, 2011

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2011, The Children’s Place Retail Stores, Inc. (the “Company”) and Jane Elfers, the Company’s President and Chief Executive Officer, entered into an Amended and Restated Employment Agreement dated as of March 28, 2011 (the “Employment Agreement”).  The Employment Agreement amends and restates the Employment Agreement dated as of December 11, 2009 between the Company and Ms. Elfers (the “Original Employment Agreement”).  Set forth below is a summary of certain of the terms set forth in the Employment Agreement which amend or add to the provisions in the Original Employment Agreement.

Term:  April 15, 2015 (extended from February 2, 2013).

Annual Cash Bonus:  Threshold amount equal to 50% of annual base salary ($1,000,000), target amount equal to 120% of annual base salary and maximum amount equal to 240% of annual base salary, all determined on a straight line interpolated basis and by reference to performance target(s) to be established annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

Section 280G “Cut-Back”:  The Employment Agreement contains a provision which is included in each of the Company’s Change in Control Severance Agreements with its senior executive officers.  In connection with a termination of Ms. Elfers’ employment without Cause or for Good Reason (each, as defined in the Employment Agreement) within two years following a Change in Control (as defined in the Employment Agreement), Ms. Elfers will be entitled to certain severance payments, an accelerated vesting of certain equity awards and certain other benefits (collectively, the “Payment”).  The Employment Agreement provides that, in such case, Ms. Elfers will receive the greater of (i) the largest portion of the Payment that would result in no parachute excise tax being payable by Ms. Elfers under Section 4999 of the Internal Revenue Code of 1986, as amended or (ii) the largest portion of the Payment, up to and including the total, if the net after-tax amount retained by Ms. Elfers would exceed the amount in clause (i) above.  This provision does not provide any tax gross-up to Ms. Elfers.

Equity Grants:    Deferred Stock Awards.  The Company and Ms. Elfers entered into a Deferred Stock Award Agreement dated March 28, 2011 pursuant to which the Company granted Ms. Elfers a deferred stock award (the “Deferred Stock Award”) under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Equity Plan”) pursuant to which Ms. Elfers may become entitled to receive 100,725 shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), which shares had a value of $5 million on March 28, 2011 (based on the average high and low prices of the Common Stock on that date as reported on the NASDAQ Global Select Market).  Except as described below, the Deferred Stock Award will vest as to 50%, 25% and 25% of the shares comprising the Deferred Stock Award on the first, second and third anniversaries of the date of grant, provided Ms. Elfers is employed by the Company on the last day of the fiscal year of the Company occurring prior to the respective vesting dates.  Vesting of the Deferred Stock Award will accelerate and all undelivered shares will be delivered to Ms. Elfers on the earlier to occur of (i) the date which is immediately prior to a Change in Control which occurs while Ms. Elfers is employed by the Company and (ii) the date of termination of Ms. Elfers’ employment with the Company without Cause or for Good Reason or due to her death or Disability (as defined in the Employment Agreement).

The Company has agreed to grant to Ms. Elfers an additional deferred stock award (the “Second Deferred Stock Award”) having an aggregate value of $5 million on the date of grant.  The Second Deferred Stock Award will be granted to Ms. Elfers on the earlier to occur of (i) March 30, 2012 and (ii) if such event occurs prior to March 30, 2012, the date on which a Change in Control occurs while Ms. Elfers is employed by the Company, or the date on which Ms. Elfers’ employment is terminated without Cause or for Good Reason or due to her death or Disability.  The Second Deferred Stock Award will vest as to 25%, 25% and 50% of the shares comprising the Second Deferred Stock Award on the first, second and third anniversaries of the date of grant, provided Ms. Elfers is employed by the Company on the last day of the fiscal year of the Company occurring prior to the respective vesting dates.  Once granted, vesting of the Second Deferred Stock Award will accelerate and all undelivered shares will be delivered to Ms. Elfers on the earlier to occur of (i) the date which is immediately prior to a Change in Control which occurs while Ms. Elfers is employed by the Company and (ii) the date of termination of Ms. Elfers’ employment with the Company without Cause or for Good Reason or due to her death or Disability.

Performance Stock Awards.  The Company and Ms. Elfers entered into a Performance Stock Award Agreement dated March 28, 2011 pursuant to which the Company granted to Ms. Elfers a performance stock award (the “Performance Stock Award”) under the Company’s 2005 Equity Plan pursuant to which Ms. Elfers may become entitled to receive 100,725 shares of Common Stock (the “Target Performance Shares”) in the event that the Company achieves an operating income target established by the Compensation Committee for the Company’s fiscal year ending January 28, 2012 (“Fiscal 2011”).  The Target Performance Shares had a value of of $5 million on March 28, 2011 (based on the average high and low prices of the Common Stock on that date as reported on the NASDAQ Global Select Market).  The Performance Stock Award Agreement provides for the issuance to Ms. Elfers of 50% of the number of Target Performance Shares in the event that the Company achieves a threshold operating income target established by the Compensation Committee for Fiscal 2011 and 200% of the number of Target Performance Shares in the event that the Company achieves a maximum operating income target established by the Compensation Committee for Fiscal 2011.  The number of shares to be issued to Ms. Elfers under the Performance Award Agreement is to be determined on a straight line interpolated basis.  Except as described below, any shares earned under the Performance Stock Award are to be delivered in April 2014, but in no event later than April 15, 2014, provided that Ms. Elfers is employed by the Company on February 1, 2014 (the last day of the Company’s 2013 fiscal year).

The Company has agreed to grant to Ms. Elfers additional performance stock awards (the “Additional Performance Stock Awards”), each having an aggregate value of $5 million on the date of grant.  The Additional Performance Stock Awards will be granted on January 30, 2012, February 4, 2013 and February 3, 2014 (the first business day of each of the Company’s fiscal 2012, fiscal 2013 and fiscal 2014 years).  Each of the Additional Performance Stock Awards will be earned by Ms. Elfers in the event that the Company achieves a performance target(s) to be established by the Compensation Committee for each of the Company’s fiscal years ending February 2, 2013, February 1, 2014 and January 31, 2015, respectively.  Each Additional Performance Stock Award may be earned by Ms. Elfers at threshold, target or maximum, and earned shares will be delivered in the same fashion, and at the same time, as the Performance Stock Award described above (other than the Performance Stock Award to be made on February 3, 2014, which, if earned, will be delivered in April 2017).

In certain circumstances, a number of performance shares under the Performance Stock Award or an Additional Performance Stock Award, as applicable, for the fiscal year in which certain events occur, will accelerate and be delivered to Ms. Elfers prior to the time that the applicable performance target(s) have been determined to have been achieved.  These circumstances consist of the following:  (i) termination of employment due to death or Disability – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers (or her estate, as applicable) will receive a prorated number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, (ii) termination of employment without Cause or for Good Reason – if the applicable performance target(s) are achieved for the applicable fiscal year, Ms. Elfers will receive a number of performance shares for the fiscal year of termination based on such achievement, together with any earned, but undelivered, performance shares from prior fiscal years, and (iii) a Change in Control – Ms. Elfers will receive the target number of performance shares for the fiscal year in which a Change in Control occurs, together with any earned, but undelivered, performance shares from prior fiscal years.  In the event the above circumstances occur after the time that the applicable performance target(s) have been determined to have been achieved, Ms. Elfers will receive the number of performance shares, if any, earned in the applicable fiscal year as a result of the achievement of a performance target(s), together with any earned, but undelivered, performance shares from prior fiscal years.

The Employment Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, for the Company’s fiscal quarter ending April 30, 2011 and the information set forth below is qualified in its entirety by reference to the full text of the Employment Agreement.

Forward Looking Statements

This Current Report on Form 8-K  contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s positioning, and forecasts regarding store openings and earnings per diluted share from continuing operations.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 29, 2011. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by a further downturn in the economy or by other factors such as increases in the cost of gasoline, and the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2011
THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Jane Elfers
	Name:	Jane Elfers
	Title:	President and Chief Executive Officer